File No. 70-8423

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      AMENDMENT NO. 13 (POST-EFFECTIVE) TO

                        FORM U-1 APPLICATION-DECLARATION

                                    UNDER THE

                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935


                       CENTRAL AND SOUTH WEST CORPORATION
                          1616 Woodall Rodgers Freeway
                                 P.O. Box 660164
                               Dallas, Texas 75202

                                CSW ENERGY, INC.
                          1616 Woodall Rodgers Freeway
                                 P.O. Box 660789
                               Dallas, Texas 75202

                             CSW INTERNATIONAL, INC.
                          1616 Woodall Rodgers Freeway
                                 P.O. Box 660789
                               Dallas, Texas 75202

                  (Names of companies filing this statement and
                    addresses of principal executive offices)


                       CENTRAL AND SOUTH WEST CORPORATION
                 (Name of top registered holding company parent)

                                 Wendy G. Hargus
                                    Treasurer
                       Central and South West Corporation
                          1616 Woodall Rodgers Freeway
                                 P.O. Box 660164
                               Dallas, Texas 75202

                                 Terry D. Dennis
                                    President
                                CSW Energy, Inc.
                          1616 Woodall Rodgers Freeway
                                 P.O. Box 660789
                               Dallas, Texas 75202

                                 Terry D. Dennis
                                    President
                             CSW International, Inc.
                          1616 Woodall Rodgers Freeway
                                 P.O. Box 660789
                               Dallas, Texas 75202

                                 Joris M. Hogan
                         Milbank, Tweed, Hadley & McCloy
                            One Chase Manhattan Plaza
                             New York, NY 10005-1413

                   (Names and addresses of agents for service)

                  Respectfully request that copies be sent to:

                                  Edwin F. Feo
                         Milbank, Tweed, Hadley & McCloy
                            601 South Figueroa Street
                                   30th Floor
                          Los Angeles, California 90017

                  Central and South West Corporation, a Delaware corporation ("CSW") and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "Act"), CSW Energy, Inc., a Texas corporation and wholly-owned nonutility subsidiary of CSW ("Energy"), and CSW International, Inc., a Delaware corporation and wholly-owned nonutility subsidiary of CSW ("CSWI"), hereby file this Amendment No. 13 (post-effective) to the Form U-1 Application-Declaration (the "Application-Declaration") to update the Application-Declaration in the following respects. Except as provided in this Amendment No. 13, the Application-Declaration remains as previously filed.

         Item 6.  Exhibits and Financial Statements.

         Item 6 is hereby amended to file the following exhibits.

         Exhibit 2  - Preliminary Opinion of Milbank, Tweed, Hadley & McCloy,
                      counsel for CSW, Energy and CSWI.

         Exhibit 3 -  Financial Statements per book and pro forma as of
                      June 30, 1997 of CSW and subsidiaries (consolidated),
\                     CSW, Energy and CSWI.

                                S I G N A T U R E

         Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  October 9, 1997


                                  CENTRAL AND SOUTH WEST CORPORATION


                                 By:/s/ WENDY G. HARGUS
                                    Wendy G. Hargus
                                    Treasurer

                                S I G N A T U R E

         Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  October 9, 1997


                                 CSW ENERGY, INC.


                                 By:/s/ TERRY D. DENNIS
                                    Terry D. Dennis
                                    President and Chief Executive
                                    Officer

                                S I G N A T U R E

         Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned company has duly caused this document to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  October 9, 1997

                                   CSW INTERNATIONAL, INC.


                                 By:/s/ TERRY D. DENNIS
                                        Terry D. Dennis
                                        President and Chief Executive
                                        Officer

                                INDEX OF EXHIBITS

    EXHIBIT                                                 TRANSMISSION
     NUMBER                             EXHIBIT                METHOD

       1             Proposed Notice of Proceeding
                     (previously filed).                        ---

       2             Preliminary Opinion of Milbank, Tweed,
                     Hadley & McCloy, counsel for CSW,         ELECTRONIC
                     Energy and CSWI.

       3             Financial Statements per book and pro       ---
                     forma as of June 30, 1997 of CSW and
                     Subsidiaries (consolidated), CSW, Energy and CSWI (previously filed).